Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated February 27, 2004, in the Registration Statement (Form S-1) and related Prospectus of CoTherix, Inc. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

March 11, 2004